December 28, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by ICM Small
Company Portfolio (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 77K of Form N-
SAR, as part of the Form N-SAR of the ICM Small
Company Portfolio dated October 31, 2012. We agree with the statements concerning our Firm in such Form
N-SAR under the heading Change in Independent
Registered Public Accounting Firm.


Very truly yours,


PricewaterhouseCoopers LLP









































Change of Independent Registered Public Accounting
Firm.
 PricewaterhouseCoopers LLP (PwC) served as independent registered public accounting firm through the completion of the October 31, 2012 audit. On November 13, 2012, PwC advised the Audit
Committee that it would not accept reappointment for the fiscal year ending October 31, 2013 audits. Upon recommendation by The Advisors Inner Circle Funds
(AIC) Audit Committee, the AIC Board selected
Deloitte & Touche LLP to replace PwC as the independent registered public accounting firm for the fiscal year ending October 31, 2013 for the ICM
Small Company Portfolio.

The reports of PwC on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years and through December 21, 2012, the date of PwCs opinion on the October 31, 2012 financial statements, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their reports on the financial statements for such years.

During the two most recent fiscal years and through December 21, 2012, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

AIC has requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter will be filed as
Exhibit 77 to Form N-SAR.










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